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                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration File No.: 333-71949


                  SUPPLEMENT TO PROSPECTUS DATED JULY 13, 1999


     The Prospectus Summary section on page 3 is hereby amended to delete the state of Massachusetts from the list of jurisdictions, which lists states in which this is neither a solicitation to buy nor an offer to sell securities to persons in these jurisdictions.



                  The date of this Supplement is July 15, 1999